Exhibit 99.(a)(xi)

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LORD ABBETT GLOBAL FUND, INC.

LORD ABBETT GLOBAL FUND, INC. (hereinafter referred to as the “Corporation”), a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, located at 7 St. Paul Street, Suite 1600, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation (the “Articles”), as heretofore amended, are hereby further amended to change the name and designation of the series of the Corporation named “Equity Series” to “Lord Abbett Global Allocation Fund.”

SECOND: The amendment set forth hereinabove has been duly approved by a majority of members of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by § 2-605(a)(2) of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

THIRD:  Pursuant to § 2-610.1 of the General Corporation Law of the State of Maryland, the amendment set forth herein will become effective on July 1, 2008.

FOURTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended from time to time.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on June 17, 2008.

LORD ABBETT GLOBAL FUND, INC.

By:	/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

WITNESS:

/s/ Thomas R. Phillips
Thomas R. Phillips
Vice President and Assistant Secretary

THE UNDERSIGNED, Vice President and Secretary of Lord Abbett Global Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary